Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We have issued our report dated April 12, 2003, relating to the consolidated financial statements of InDigiNet, Inc. on Form 10-KSB for the year ended December 31, 2002, as filed on April 15, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of InDigiNet, Inc. on Form S-8 effective May 28, 2003.


/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
May 28, 2003